================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                VARIFLEX, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                                VARIFLEX, INC.
                          5152 NORTH COMMERCE AVENUE
                          MOORPARK, CALIFORNIA 93021

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  DECEMBER 6, 1996 AT 10:00 A.M., LOCAL TIME

                               ----------------

  Notice is hereby given that the 1996 Annual Meeting of Stockholders of Variflex, Inc. (the "Company") will be held at the Rancho Las Palmas Marriott, Rancho Mirage, California, on Friday, December 6, 1996 at 10:00 a.m., local time, for the following purposes:

    1. To elect six directors for terms expiring in 1997.

    2. To consider and take action upon a proposal to ratify the selection of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the year ending July 31, 1997.

    3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

  Holders of common stock of the Company are entitled to vote for the election of directors and on each of the other matters set forth above.

  The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on October 30, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

  You are cordially invited to be present. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by voting at the meeting in person.

                                              By order of the Board of Directors

                                              /s/ Barbara Losi

                                              Barbara Losi, Secretary

November 4, 1996

                                VARIFLEX, INC.
                          5152 NORTH COMMERCE AVENUE
                          MOORPARK, CALIFORNIA 93021

                                PROXY STATEMENT

                               ----------------

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 6, 1996

                               ----------------

  This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Variflex, Inc. (the "Company") from holders of the Company's outstanding shares of common stock ("Common Stock") entitled to vote at the 1996 Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. These proxy materials are first being mailed to stockholders on or about November 4, 1996.

  The Board of Directors has fixed the close of business on October 30, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, said meeting. Holders of Common Stock are entitled to one vote for each share held of record on the record date with respect to each matter to be acted on at the 1996 Annual Meeting.

  On October 30, 1996, there were outstanding and entitled to vote 6,025,397 shares of Common Stock.

                           1. ELECTION OF DIRECTORS

  The Company's By-Laws permit the Board of Directors to fix the number of Board members between three and nine directors. At present, the Board of Directors consist of six members. The directors are elected at each annual meeting of the stockholders of the Company for a term of office running until the next annual meeting of the Company's stockholders and until their successors have been elected.

  The Board of Directors recommends a vote FOR the election of each of the nominees named below. Proxies in the enclosed form received from holders of Common Stock will be voted for the election of the six nominees named below as directors of the Company unless stockholders indicate otherwise. Directors will be elected by an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 1996 Annual Meeting. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees. If any of the foregoing nominees should be unable or unwilling to serve, the persons authorized by the proxy to vote shall, pursuant to the authority granted to them by the Board of Directors, have the discretion to select and vote for substituted nominees (unless shareholders indicate otherwise, as noted above). The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

  The following information includes the age, the year in which first elected a director of the Company, the principal occupation, and other directorships of each of the nominees named for election as directors.

                      NOMINEES FOR ELECTION AS DIRECTORS

  GERALD I. BOYCE, age 64, a member of the Company's Board of Directors since 1990, currently serves as a Consultant to the Company. Mr. Boyce joined the Company in 1989 as its President and served in that capacity until 1992. Mr. Boyce was a private business consultant to certain venture capital groups from 1983 to 1990. From 1978 to 1983, Mr. Boyce was Senior Vice President of Huffy Corp. in charge of non-bicycle acquisitions and, from 1973 to 1977, was President of two divisions at Huffy Corp. Mr. Boyce received a Bachelor of Arts degree in Business Administration as well as a Doctorate of Law degree, both from the University of Wisconsin.

  LOREN HILDEBRAND, age 56, was appointed to the Company's Board of Directors in February 1994. Mr. Hildebrand presently is the President and sole director and stockholder of Creative Consultants, a company he founded in 1992 to render consulting services to the toy industry and is also, since May 1994, Executive Vice President of Lewis Galoob Toys, Inc., a toy manufacturer. From 1989 through 1992 Mr. Hildebrand was Executive Vice President of Toy Soldiers, Inc., a closely held toy company he co-founded which was sold in 1992. From 1987 through 1989 Mr. Hildebrand was Executive Vice President of Sales and Marketing for World of Wonder, a publicly traded manufacturer of toys. In 1987 Mr. Hildebrand retired as Executive Vice President of Sales, Merchandising and Distribution and a member of the Executive Committee of Mattel Toy Company, Inc., a publicly traded manufacturer of toys, with whom he had been employed since 1964. Mr. Hildebrand also served as a director of ARCO Industries, Inc., a wholly owned subsidiary of Mattel. Mr. Hildebrand earned his Bachelor of Arts degree in Economics from Pacific Lutheran University and his Masters of Business Administration degree from the University of Washington Graduate School of Business.

  RAYMOND (RAY) H. LOSI, age 73, has served as Chairman of the Board and director of the Company since its inception in August 1977. Mr. Losi served as President of the Company from 1977 until 1989, at which time he became Chief Executive Officer. Mr. Losi has 54 years of experience in the junior sporting goods and bulk toys market. Mr. Losi attended Yale University and the University of Connecticut. Mr. Losi is married to Barbara Losi and is the father of Raymond (Jay) H. Losi II, each of whom is also an officer and director of the Company.

  RAYMOND (JAY) H. LOSI II, age 44, has served as President and Chief Operating Officer of the Company since 1992 and as a director since 1985. Prior to 1992, Mr. Losi served as Vice President in charge of Procurement from 1984 and as Vice President in charge of International Sales from 1981. Mr. Losi has directed product development for the Company since its inception in August 1977. Mr. Losi is the son of Raymond (Ray) H. Losi, who is also an officer and director of the Company.

  BARBARA LOSI, age 58, has served as Secretary of the Company since 1980, and as a director since 1981. From 1977 through 1990 she also served as Chief Financial Officer for the Company. Prior to her employment with the Company in 1977, Mrs. Losi had experience in merchandising with Dayton Hudson. Mrs. Losi is married to Raymond (Ray) H. Losi, who is also an officer and director of the Company.

  MARVIN G. MURPHY, age 59, was appointed to the Company's Board of Directors in February 1994. Mr. Murphy was co-founder, Executive Vice President of Manufacturing and a member of the Board of Directors of IOLAB Corporation, a privately held company which was founded in 1977. IOLAB Corporation is a manufacturer of intraocular lenses and was sold to Johnson & Johnson, Inc. in March 1980. In 1984 Mr. Murphy founded Varitek Research, Inc., which is a company devoted to research and development of medical devices and manufacturing processes. Varitek thereafter merged into Vision Technologies International, which was also co-founded by Mr. Murphy. Vision Technologies International (since renamed Med Plus) is a publicly traded corporation which manufactures intraocular lenses. Mr. Murphy served as Executive Vice President of Manufacturing and as a member of the Board of Directors of Vision Technologies International until his retirement in 1989. Mr. Murphy presently serves on the Board of two privately held corporations, M.H.C.I., Inc., a manufacturer of sunglasses, which Mr. Murphy founded and has served as a director for since 1983, and VariMed Associates Incorporated, a manufacturer of medical alert products, with whom he has served as a director since January 1993.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ELECTION OF EACH OF THE ABOVE NOMINEES

  Directors who are employees of the Company receive no compensation for service as members of the Board. Each non-employee director receives an annual retainer of $5,000, plus $1,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for expenses incurred in connection with attendance at meetings. The Company may grant awards to the directors under the Company's 1994 Stock Plan.

  In March 1994, the Board of Directors established a Compensation Committee and an Audit Committee. The Compensation Committee, on which Messrs. Boyce, Hildebrand and Murphy serve, establishes salaries, incentive and other forms of compensation for officers and other employees, administers the various incentive compensation and benefit plans, and recommends policies relating to such plans. The Audit Committee, on which Messrs. Raymond (Ray) H. Losi, Murphy and Boyce serve, is responsible for meeting periodically with representatives of the Company's independent public accountants to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and system of internal accounting controls, and to report to the Board with respect thereto. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors.

  The Board of Directors held three meetings in fiscal 1996, each of which was attended by all the Directors, and took various actions by unanimous written consent. The Audit Committee and the Compensation Committee each had one meeting in fiscal 1996, each of which was fully attended.

  The following table sets forth the beneficial ownership of Common Stock as of October 30, 1996 of each of the nominees named for election as a director, each person (and certain related individuals) known by the Company to own beneficially more than 5% of the Common Stock and each of the executive officers named in the Summary Compensation Table below.

          OFFICERS, DIRECTORS                         SHARES BENEFICIALLY
         AND 5% STOCKHOLDERS(1)                            OWNED(2)
         ----------------------                     -------------------------
                                                      NUMBER       PERCENT
                                                    -----------    ----------
   Raymond (Ray) H. Losi(3).....................    1,050,575(4)    17.44%
   Raymond (Jay) H. Losi II(3)..................    1,974,082(5)    32.76%
   Eileen Losi(3)...............................      120,000(6)     1.99%
   Barbara Losi(3)..............................      406,438(7)     6.75%
   Warren F. Marr...............................       23,271        0.39%
   William B. Ogden.............................       10,000        0.17%
   Gerald I. Boyce..............................          -0-         --
   Loren Hildebrand.............................        2,000        0.07%
   Marvin G. Murphy.............................        1,000        0.04%
   All directors and executive officers
    as a group (11 persons).....................    3,477,566       57.72%

--------
(1) Unless otherwise indicated, the address of persons listed in this column is c/o Variflex, Inc., 5152 N. Commerce Avenue, Moorpark, California 93021.

(2) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Shares of common stock which may be acquired within 60 days of October 30, 1996, through the exercise of options, or otherwise, is as follows: Mr. Raymond (Jay) H. Losi II, 120,000 shares; Mr. Warren F. Marr, 23,271; Mr. William B. Ogden, 10,000; Mr. Rocco Attolico, 5,000; and Ms. Paula Coffman, 5,000.

(3) Mr. Raymond (Ray) H. Losi and Mrs. Barbara Losi are married. Mr. Raymond
    (Jay) H. Losi II is the son of Mr. Raymond (Ray) H. Losi and his prior spouse, Ms. Eileen Losi.

(4) Includes 246,575 shares held by Mr. Raymond H. Losi as Trustee of the 1989 Raymond H. Losi Revocable Trust under declaration of trust dated January 23, 1989, for benefit of Raymond (Ray) H. Losi. Although Mr. Losi is married to Mrs. Barbara Losi, the shares retain their identity as the sole and separate property of the beneficiary of the trust (Mr. Raymond (Ray)
    H. Losi). Also includes 804,000 shares owned by The RHL Limited Partnership of which RHL Holdings, Inc., a corporation owned solely by Mr. Raymond (Ray) H. Losi, is a general partner.

(5) Includes 807,507 shares held by Losi Enterprises Limited Partnership, of which Losi Properties, Inc., a corporation whose sole stockholder is the 1989 Raymond H. Losi II Revocable Trust, of which Mr. Raymond (Jay) H. Losi II is a trustee, is a general partner. Also includes 120,000 shares held by the Jay and Kathy Losi Revocable Trust dated January 1, 1989, for which Mr. Raymond (Jay) H. Losi II and his spouse are beneficiaries. Also includes 926,575 shares held by EML Enterprises Limited Partnership, of which Mr. Raymond (Jay) H. Losi II is a trustee of the general partner.

(6) Shares held by Mrs. Eileen Losi as Trustee of the Eileen Losi Revocable Trust under declaration of trust dated October 13, 1993 for benefit of Eileen Losi.

(7) Includes 106,438 shares held by Mrs. Barbara Losi as Trustee of the 1989 Barbara Losi Revocable Trust under declaration of trust dated January 31, 1989, for benefit of Barbara Losi. Although Mrs. Losi is married to Mr. Raymond (Ray) H. Losi, the shares retain their identity as the sole and separate property of the beneficiary of the trust (Mrs. Barbara Losi). Also includes 300,000 shares owned by The BL 1995 Limited Partnership, of which BL Holdings, Inc., a corporation owned solely by Barbara Losi, is a general partner.

EXECUTIVE OFFICERS OF THE COMPANY

  The names, ages and positions of the executive officers of the Company as of October 30, 1996, are listed below, except in the case of those who are also members of the Board of Directors, whose biographies appear above under the caption: "NOMINEES FOR ELECTION AS DIRECTORS". Executive officers will be appointed each year by the Board of Directors at its annual meeting following the annual meeting of shareholders and serve for one year or until their successors are chosen and qualify in their stead.

  ROCCO ATTOLICO, age 55, has served as Vice-President of Manufacturing since January 1994. Mr. Attolico has been an employee of the Company since July 1991 when he was hired to supervise and direct the Company's shipping, warehousing and order processing functions. Prior to his employment with the Company, Mr. Attolico was employed as Director of Distribution Services with Everest & Jennings from January 1990 to September 1990, and from September 1978 to January 1990 was Director of Distribution Services with Allegretti & Company.

  PAULA COFFMAN, age 32, has been an employee of the Company since June 1984. Since January 1993, she has served as Vice-President of Administrative Services. Prior to her appointment as Vice President, Ms. Coffman served the Company as Product and Sales Planning Manager, Sales Administration Manager and Sales Coordinator.

  WARREN F. MARR, age 55, has served as Vice President of Sales since he joined the Company in January 1990. Mr. Marr has a long history in marketing and sales of consumer products. From July 1988 until he joined the Company, he was Vice President of Marketing and Sales for Kare-Free Company, a marketer of home improvement wood products. Prior to his position with Kare-Free Company, Mr. Marr was General Sales Manager for Professional Marketing Associates, Inc., an independent manufacturers' sales agency servicing the sporting goods and marine industries. Mr. Marr also worked in executive capacities for Fortel Corporation, a manufacturer of consumer electronics marketed through mass merchandisers and for Daiwa Corporation.

  WILLIAM B. OGDEN, age 36, has served as Chief Financial Officer of the Company since February 1994. From April 1987 until he joined the Company, Mr. Ogden served as Chief Financial Officer with Cooke Media Group, Inc., a closely held company which owns and operates newspapers and cable television systems. From 1981 until he joined Cooke Media Group, Inc., Mr. Ogden was employed by the international accounting firms of Ernst & Whinney and Deloitte, Haskins & Sells. Mr. Ogden is a certified public accountant.

EXECUTIVE COMPENSATION

  The following table sets forth, with respect to the Company's fiscal year ended July 31, 1996, compensation paid by the Company to its principal executive officer, its Chief Executive Officer and the Company's other executive officers whose total annual salary and bonuses exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                ------------------------------ -------------------------
   NAME AND PRINCIPAL    FISCAL                   OTHER ANNUAL NUMBER OF    ALL OTHER
        POSITION          YEAR   SALARY   BONUS   COMPENSATION  OPTIONS  COMPENSATION(1)
   ------------------    ------ -------- -------- ------------ --------- ---------------
Raymond (Jay) H. Losi,
 II.....................  1996  $300,000 $    --    $   *           --       $ 3,997
 President and Chief      1995   300,000  180,000       *           --         3,077
 Operating Officer        1994   199,167  200,000       *       180,000       13,044
 (Principal Executive
 Officer)
Raymond (Ray) H. Losi...  1996  $150,000 $    --    $   *           --       $   --
 Chief Executive Officer  1995   150,000      --        *           --           --
                          1994   150,000      --        *           --        27,460
Warren F. Marr..........  1996  $133,757 $  7,500   $   *         2,424      $ 8,200
 Vice President of Sales  1995   125,171   75,000       *         1,250        4,749
                          1994   125,747   80,000       *        41,290       16,501
William B. Ogden........  1996  $127,382 $  2,500   $   *           --       $ 7,790
 Chief Financial Officer  1995   118,963   39,000       *           --           --
                          1994    49,686   15,000       *        25,000          --

--------
 * Any perquisites and other personal benefits, securities or property are less than $50,000 and less than 10% of total annual salary and bonus.
(1) Amounts represent Company annual contributions to the Defined Benefit Pension Plan and Trust.

    INDIVIDUAL OPTION GRANTS TO EXECUTIVE OFFICERS DURING FISCAL YEAR 1996

                                                                    POTENTIAL REALIZABLE
                                     PERCENT                       VALUE AT ASSUMED ANNUAL
                                     OF TOTAL                       RATES OF STOCK PRICE
                                     OPTIONS                       APPRECIATION FOR OPTION
                         NUMBER OF  GRANTED TO                              TERMS
NAME OF EXECUTIVE         OPTIONS   EMPLOYEES  EXERCISE EXPIRATION -----------------------
OFFICER                  GRANTED(1) IN FY 1996  PRICE    DATE(2)     0%      5%      10%
-----------------        ---------- ---------- -------- ---------- ------- ------- -------
Raymond (Jay) H.
 Losi, II...............     --        --          --        --        --      --      --
Raymond (Ray) H. Losi...     --        --          --        --        --      --      --
Warren F. Marr..........   2,424       100%    $0.0004    4/1/05   $20,000 $32,577 $51,874
William B. Ogden........     --        --          --        --        --      --      --

--------
(1) Mr. Marr's 2,424 shares vest in twenty percent cumulative increments beginning on April 1, 1997.
(2) The options were granted subject to earlier termination in certain events related to termination of employment.

           FY-1996 OPTIONS EXERCISE AND FY-1996 YEAR-END VALUE TABLE

                                                                       VALUE OF UNEXERCISED
                                               NUMBER OF OPTIONS       IN-THE-MONEY-OPTIONS
                                                AT END-FY 1996            AT END-FY 1996
                                           ------------------------- -------------------------
                                ACQUIRED
   NAME OF EXECUTIVE OFFICER   ON EXERCISE EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   -------------------------   ----------- ----------- ------------- ----------- -------------
   Raymond (Jay) H. Losi,
    II.....................        --        120,000      60,000       $     0      $     0
   Raymond (Ray) H. Losi...        --            --          --            --           --
   Warren F. Marr..........        --         23,271      32,535        43,623       51,207
   William B. Ogden........        --         10,000      15,000             0            0

                              PENSION PLAN TABLES

  In 1979 the Company established the Variflex, Inc. Defined Benefit Pension Plan and Trust (the "Defined Benefit Plan") which provides retirement, disability and death benefits to the Company's eligible employees. All employees of the Company who are at least age twenty-one and who have completed one year of service may participate in the Defined Benefit Plan. Benefits under the Defined Benefit Plan are based upon a participant's years of service (not to exceed 35 years) and his or her average monthly compensation during the three year period in which he or she earned his or her highest average monthly compensation (but not to exceed $150,000, as such figure may be adjusted for inflation). Benefits payable to a participant under the Defined Benefit Plan may not, with certain exceptions, exceed $7,500 per month, or $90,000 per year, as such figures may be adjusted for inflation. Assuming the Defined Benefit Plan is not terminated, each participant's benefits vest at the cumulative rate of 20% per year of service after the completion of such participant's second year of service. Defined Benefit Plan assets are invested and managed by a trustee. The trustee has, under certain circumstances, the authority to make loans to participants and beneficiaries. The Company's policy is to contribute the minimum amount that is required to be contributed by law and can be deducted for federal income tax purposes. Set forth below is a chart showing estimated annual benefits payable upon retirement with respect to the Defined Benefit Plan.

 REMUNERATION
 ------------
 $150,000--    $15,200 $30,400 $45,600 $60,800 $76,000 $90,000 $107,000
         --
  125,000--     12,300  24,700  37,000  49,400  61,700  74,100   86,400
         --
  100,000--      9,500  19,000  28,400  37,900  47,400  56,900   66,400
         --
   75,000--      6,600  13,200  19,900  26,500  33,100  39,700   46,300
         --
   50,000--      4,100   8,200  12,300  16,400  20,500  24,600   28,700
         --
   25,000--      2,100   4,100   6,200   8,200  10,300  12,300   14,400
         --
        0--
     ------------------------------------------------------------------
                 5        10        15       20       25       30       35

                                Years of Service
                                ----------------

  The compensation covered by the Pension Plan is based on the combined amounts set forth under the headings "salary" and "bonuses" of the Summary Compensation Table for each of the named executives. The years of credited service as of October 30, 1996 for the executive officers named in the Summary Compensation Table are as follows: Raymond (Ray) H. Losi--18 years; Raymond
(Jay) H. Losi, II--18 years; Warren F. Marr--6 years; and William B. Ogden--2 years.

COMPENSATION ARRANGEMENTS UPON RESIGNATION, RETIREMENT OR OTHER TERMINATION; EMPLOYMENT AGREEMENTS

  EMPLOYMENT RELATED AGREEMENTS. In April 1994, the Company entered into employment agreements with Mr. Raymond (Ray) H. Losi as Chief Executive Officer, Mr. Raymond (Jay) H. Losi II as President and Chief Operating Officer, Mr. William B. Ogden as Chief Financial Officer, Mr. Rocco Attolico as Vice-President of Manufacturing, Mr. Warren Marr as Vice-President of Sales, and Ms. Paula Coffman as Vice-President of Administrative Services. The employment agreements for Messrs. Raymond (Ray) H. Losi and Raymond (Jay) H. Losi II provide for three year initial terms, while the employment agreements for Messrs. Ogden, Attolico and Marr and Ms. Coffman provide for one year initial terms. Each employment agreement renews automatically following the expiration of its initial term unless 60 days prior written notice is given. Pursuant to such automatic renewal provisions, the Company's agreement with Mr. Raymond (Jay) H. Losi II renews for one additional three year period, while the Company's agreements with Messrs. Raymond (Ray) H. Losi, Ogden, Attolico and Marr and Ms. Coffman each renew for one additional one year period. Each employment agreement requires that the employee devote his or her entire time to the performance of his or her executive obligations.

  Each of the employment agreements includes the following provisions relating to termination for cause: (i) the Company may terminate the employment of an executive if the executive willfully breaches or habitually neglects his duties or commits such acts of dishonesty, fraud or misrepresentation as would prevent the effective performance of his duties; (ii) the executive may terminate his or her employment with the Company if the Company breaches or fails to fulfill any representations, warranties or covenants entered into with the executive, demotes the executive, requires the executive to participate in any felony or other crime, commits any act which adversely reflects upon the name and reputation of the executive, if there is a change in control of the Company or if the Company engages in other conduct constituting legal cause for termination. Except for the employment agreement with Raymond (Jay) H. Losi II, each of the employment agreements includes the following provisions relating to termination without cause: (i) the employment of an executive shall terminate automatically upon the death of the executive;
(ii) the employment of an executive may terminate at the Company's election if the executive is prevented from discharging his duties under the agreement for a period of 60 days due to any physical or mental disability; or (iii) the employment of the executive may be terminated at the executive's election upon 90 days written notice to the Company. If Mr. Losi II terminates the agreement for cause pursuant to clause (ii) of the first sentence of this paragraph, he is entitled to receive, in lieu of any other remedy, three years base salary.

  The employment of Raymond (Jay) H. Losi II terminates without cause upon his death, at the Company's election if he is unable to discharge his duties due to any physical or mental disability for a period of 30 days, or at Mr. Losi's election, if he provides 180 days written notice to the Company.

  As base compensation under their respective employment agreements, Mr. Raymond (Ray) H. Losi receives $150,000 per year, Mr. Raymond (Jay) H. Losi II receives $300,000 per year, Mr. Ogden receives $131,652 per year, Mr. Attolico receives $79,500 per year, Mr. Marr receives $137,376 per year and Ms. Coffman receives $64,212 per year. Base compensation for each employee is reviewed at least once per year and may be increased at the discretion of the Board of Directors. Messrs. Raymond (Ray) H. Losi, Raymond (Jay) H. Losi II, Marr and Attolico, and Ms. Coffman, are also entitled under their employment agreements to auto allowances of $1,000, $1,000, $500, $400 and $500 per month, respectively.

  The Company entered into a consulting agreement with Mr. Gerald I. Boyce, a director of the Company and its past President, for a one-year term stated to expire December 31, 1994. Since that date, Mr. Boyce has continued to perform the duties provided for under that agreement and the Company has continued to compensate Mr. Boyce at the rate of $50,000 per year and provide health insurance as provided for in that agreement.

  The employees and consultants who have entered into the agreements noted above have, pursuant to the terms of such agreements, covenanted that they shall not, for specified periods, compete with the Company within certain specified geographic areas, or solicit the Company's employees or customers. Messrs. Raymond (Ray) H. Losi and Boyce have so covenanted for a period of two years following the termination of each of their employment or services, with Messrs. Raymond (Jay) H. Losi II, Ogden, Attolico and Marr, and Ms. Coffman have so covenanted for a period of one year following the termination of each of their employment or services. In addition, these employees have covenanted to return all proprietary information to the Company following the termination of their respective employment agreements, and not use or disclose any confidential information of the Company.

  Mrs. Barbara Losi received $25,000 in fiscal 1996 and will receive $25,000 in fiscal 1997, as compensation for her services as an officer. In addition, the Company has agreed to provide her with health insurance for life in connection with her previous rendering of services to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Boyce, Hildebrand and Murphy, the three non-employee directors, served as members of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") during fiscal 1996. None of the executive officers or directors is a director on any other board which relationship would be construed to constitute a compensation committee interlock within the meaning of the proxy rules of the Securities and Exchange Commission.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following Report of the Compensation Committee and Performance Graph for Variflex, Inc., on Executive Compensation shall not be incorporated by reference in any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee was established by the Board of Directors in March 1994 and this report discloses the Compensation Committee's compensation policies applicable to the Company's executive officers since that time.

  The Company's compensation program for executive officers is primarily comprised of base salary, an annual incentive based on the achievement of financial performance objectives, and long-term incentives in the form of stock option grants. Executives also participate in various other benefits plans, including a health insurance plan generally available to all employees of the Company.

  It is the Company's philosophy to pay base salaries and annual incentives to executives at or above medium competitive levels for similarly-situated companies based on the achievement of stretch performance objectives. Stock option grants are intended to result in minimal or no rewards if the stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation. An important objective of the Compensation Committee is to ensure that the compensation practices of the Company are competitive and effectively designed to attract, retain and motivate highly-qualified personnel. In that regard, the Company's executive compensation program is designed to reward and retain executives who are capable of leading the Company in achieving its strategic and financial objectives.

 Base Salary

  Base salaries for executive positions are established relative to comparable positions in similarly-sized consumer goods manufacturing and distribution companies. The Committee has access to salary surveys and outside compensation consultants to help determine the relevant competitive pay levels. In determining salaries the Compensation Committee also takes into account individual experience and performance, equity relative to other positions within the Company, and specific issues particular to the Company. The Company has determined that base salaries for the six top officers are between the 50th and 75th percentile levels of comparative companies.

 Annual Incentives

  The top six executive officers are eligible for annual incentives based on the achievement of predetermined after-tax net income and individual objectives. These objectives are established by the Board annually and represent stretch levels of achievement. The performance measures and levels are reviewed annually to ensure that the plan supports the objectives of the strategic plan and is consistent with the competitive labor market.

 Stock Option Grant

  The Company strongly believes in tying employee rewards directly to the long-term success of the Company and increases in shareholder value through grants of executive stock options. Stock grants will also enable employees to develop and maintain a significant stock ownership position in the Company's common stock. The Company did not grant any stock options during fiscal 1996.

 Other Benefits

  Executive officers are eligible to participate in benefits programs designed for all full-time employees of the Company. Other all-employee benefits programs include medical, dental, long-term disability and life insurance coverage.

 CEO Compensation

  As with the other executive officers of the Company, total compensation for the President, Mr. Raymond (Jay) H. Losi II, is delivered through a combination of base salary, annual incentive, stock options, and standard benefits afforded to all employees. Mr. Losi's base pay and annual incentive awards of $300,000 and $0 respectively, result in total cash at between the 50th and 75th percentile of similar sized consumer goods manufacturing and distribution companies.

  With respect to the above matters, the Compensation Committee submits this report.

  COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Gerald I. Boyce
    Loren Hildebrand
    Marvin G. Murphy

PERFORMANCE GRAPH

  The following is a graph which compares the Company's cumulative total stockholder return on the Common Stock with the cumulative total return on the NASDAQ Stock Market-U.S. Index and the NASDAQ Non-Financial Stock Index from June 17, 1994, the date of the Company's initial public offering, through July 31, 1996, the last day of fiscal 1996. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the respective indices on June 17, 1994 (including reinvestment of dividends).

                COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*
            AMONG VARIFLEX, INC., THE NASDAQ STOCK MARKET-US INDEX
                      AND THE NASDAQ NON-FINANCIAL INDEX

                            [GRAPH APPEARS HERE]

* $100 INVESTED ON 6/17/94 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JULY 31.

                                                         CUMULATIVE TOTAL RETURN
                 -------------------------------------------------------------------------------------------------------
                 JUNE 17, JULY 31, OCTOBER 31, JANUARY 31, APRIL 30, JULY 31, OCTOBER 31, JANUARY 31, APRIL 30, JULY 31,
                   1994     1994      1994        1995       1995      1995      1995        1996       1996      1996
                 -------- -------- ----------- ----------- --------- -------- ----------- ----------- --------- --------
The Company.....   100      110        132          98        103       92         54          50         53       39
NASDAQ STOCK
 MRKT-US........   100       99        107         104        117      139        144         147        166      151
NASDAQ NON--
 FINANCIAL......   100       99        109         105        119      143        146         148        170      151

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended July 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with, except certain inadvertent filing delinquencies relating to two stock transfers which have since been corrected, as set forth below:

  Mr. Raymond (Jay) H. Losi II did not timely make reports on Form 3 on behalf of (i) Losi Enterprises, Limited Partnership, and its general partner, Losi Properties, Inc., in respect of a transfer of common stock to Losi Enterprises, Limited Partnership, from the Jay and Kathy Losi Revocable Trust and (ii) EML Enterprises, Limited Partnership, and one of its general partners, DKL Trust, in respect of a transfer of common stock to EML Enterprises, Limited Partnership, by the Eileen Losi Revocable Trust. Diane K. Losi-Coletti did not timely make reports on Form 3 on behalf of RHL Trust, in its capacity as a general partner of EML Enterprises Limited Partnership, and for herself, as Trustee of RHL Trust, in respect of the transfer of common stock to EML Enterprises Limited Partnership by the Eileen Losi Revocable Trust. Eileen Losi, in her capacity as trustee of the Eileen Losi Revocable Trust, did not timely make a report on Form 4 in respect of its transfer of common stock to EML Enterprises, Limited Partnership. As noted, as of the date of this Proxy Statement, these 16(a) reporting delinquencies have been corrected.

             2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP independent certified public accountants, as independent auditors for the Company for the fiscal year ending July 31, 1997. A resolution will be submitted to stockholders at the meeting for ratification of such selection. Although ratification by stockholders is not a prerequisite to the ability of the Board of Directors to select Ernst & Young LLP as the Company's independent auditors, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors; however, the Board of Directors may select Ernst & Young LLP notwithstanding the failure of the stockholders to ratify its selection.

  The Board of Directors recommends a vote "FOR" this resolution. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote. The resolution may be adopted by a majority of the votes cast with respect thereto.

  Ernst & Young LLP have been the Company's auditors since 1992.

  It is expected that a representative of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS.

                            SHAREHOLDERS' PROPOSAL

  Proposals of shareholders which are intended to be presented at the 1997 Annual Meeting must be received by the Company at its principal executive offices no later than August 1, 1997 for inclusion in the Company's proxy materials for that meeting.

                                 OTHER MATTERS

  The Proxy and Proxy Statement have been approved by the Board of Directors and sent to shareholders by its authority. The matters referred to in the Notice of Meeting and in the Proxy Statement are, to management's knowledge, the only matters which will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy intend to vote said Proxy on any such matters in accordance with their best judgment.

  This Proxy Statement incorporates certain Financial Statements and other information from the Company's Annual Report on Form 10-K delivered herewith for the fiscal year ending July 31, 1996.

  Solicitation of proxies will be made by mail, telephone and, to the extent necessary, by telegrams and personal interviews. Expenses in connection with the solicitation of proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to transmit proxy material to the beneficial owners of Common Stock held of record by such persons, at the expense of the Company.

                                       By Order of the Board of Directors

                                       /s/ Barbara Losi

                                       Barbara Losi, Secretary

October 30, 1996

PROXY                                                                      PROXY
                               COMMON STOCK PROXY
                                 VARIFLEX, INC.
                 5152 NORTH COMMERCE AVENUE, MOORPARK, CA 93021
             REVOCABLE PROXY FOR ANNUAL MEETING ON DECEMBER 6, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Raymond H. Losi II and William B. Ogden, and each of them jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Variflex, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Rancho Las Palmas Marriott, Rancho Mirage, California, on December 6, 1996, and at all adjournments thereof with all powers the undersigned would possess if personally present and voting thereat.

The Board of Directors recommends a vote FOR:

1. ELECTION OF DIRECTORS:

   [_] FOR all nominees listed below                 [_] WITHHOLD AUTHORITY
       (except as marked to the contrary below)          to vote for all
                                                         nominees listed below

     (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below:)

            GERALD I. BOYCE     LOREN HILDEBRAND     RAYMOND (RAY) H. LOSI
       RAYMOND (JAY) H. LOSI II   BARBARA LOSI         MARVIN G. MURPHY

2. The proposal to ratify the appointment of Ernst & Young LLP

                [_] FOR           [_] AGAINST      [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Stockholders planning to attend the Annual Meeting are requested to indicate the number of persons attending in the block. [_]

Stockholders may attend the meeting whether or not the block is filled in.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.







  THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF INSTRUCTIONS ARE NOT INCLUDED HEREIN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
              ---

                                             Date _______________________, 1996

                                             Number of Shares

                                             ----------------------------------
                                                        (Signature)

                                             ----------------------------------
                                                (Signature if held jointly)

                                             (Please sign as name(s) appear(s)
                                             on this proxy card. If joint
                                             account, each joint owner should
                                             sign. When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full
                                             title as such. If a corporation,
                                             please sign in full corporation
                                             name by President or other
                                             authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.)

                                             PLEASE MARK, DATE, SIGN AND MAIL
                                             THIS PROXY CARD PROMPTLY IN THE
                                             ENVELOPE ENCLOSED--NO POSTAGE IS
                                             REQUIRED